Exhibit 99.B.h.(xxix)

EXHIBIT H.XXIX

AMENDMENT NUMBER SEVENTEEN

TO FUND ACCOUNTING AGREEMENT

Effective:  November 30, 2012

The Fund Accounting Agreement dated January 3, 2000 by and between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add The Hartford Quality Bond Fund as a new series and to amend and restate Schedule A and Schedule C as attached hereto.

THE HARTFORD MUTUAL FUNDS, INC.

By:	/s/ Mark A. Annoni
Name:	Mark A. Annoni
Title:	Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

By:	/s/ Mark A. Annoni
Name:	Mark A. Annoni
Title:	Assistant Vice President

HMF, Inc.

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Advisers Fund
The Hartford Balanced Allocation Fund
The Hartford Balanced Income Fund
The Hartford Capital Appreciation Fund
The Hartford Capital Appreciation II Fund
The Hartford Checks and Balances Fund
The Hartford Conservative Allocation Fund
The Hartford Corporate Opportunities Fund
The Hartford Disciplined Equity Fund
The Hartford Diversified International Fund
The Hartford Dividend and Growth Fund
The Hartford Emerging Markets Local Debt Fund
The Hartford Emerging Markets Research Fund
The Hartford Equity Growth Allocation Fund
The Hartford Equity Income Fund
The Hartford Floating Rate Fund
The Hartford Floating Rate High Income Fund
The Hartford Fundamental Growth Fund
The Hartford Global All-Asset Fund
The Hartford Global Enhanced Dividend Fund
The Hartford Global Growth Fund
The Hartford Global Health Fund
The Hartford Global Real Asset Fund
The Hartford Global Research Fund
The Hartford Growth Allocation Fund
The Hartford High Yield Fund
The Hartford Inflation Plus Fund
The Hartford International Growth Fund
The Hartford International Opportunities Fund
The Hartford International Small Company Fund
The Hartford International Value Fund
The Hartford MidCap Fund
The Hartford MidCap Value Fund
The Hartford Money Market Fund
The Hartford Municipal Opportunities Fund
The Hartford Quality Bond Fund
The Hartford Short Duration Fund

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund

The Hartford Strategic Income Fund

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2015 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2025 Fund

The Hartford Target Retirement 2030 Fund

The Hartford Target Retirement 2035 Fund

The Hartford Target Retirement 2040 Fund

The Hartford Target Retirement 2045 Fund

The Hartford Target Retirement 2050 Fund

The Hartford Total Return Bond Fund

The Hartford Value Fund

The Hartford World Bond Fund

SCHEDULE C

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

Annual Fee Calculated at the following annual rate based on the Aggregate Fund Net Assets:

Global All-Asset Fund and Global Real Asset Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

Advisers Fund, Balanced Income Fund, Capital Appreciation Fund, Corporate Opportunities Fund, Diversified International Fund, Floating Rate Fund, Global Enhanced Dividend Fund, High Yield Fund, Inflation Plus Fund, International Growth Fund, International Opportunities Fund, International Small Company Fund, International Value Fund,  Municipal Opportunities Fund, Short Duration Fund, Strategic Income Fund and Total Return Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.016%
Over $10 billion	0.014%

Capital Appreciation II Fund, Equity Income Fund, Global Health Fund, MidCap Fund, MidCap Value Fund, Quality Bond Fund, and Value Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%

Emerging Markets Local Debt Fund, Emerging Markets Research Fund, Floating Rate High Income Fund and World Bond Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.018%
Over $10 billion	0.016%

Disciplined Equity Fund, Dividend and Growth Fund, Global Research Fund, Global Growth Fund, Money Market Fund and Small Company Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.014%
Over $10 billion	0.012%

Balanced Allocation Fund, Checks and Balances Fund, Conservative Allocation Fund, Equity Growth Allocation Fund,  Growth Allocation Fund, Small/Mid Cap Equity Fund, Target Retirement 2010 Fund, Target Retirement 2015 Fund, Target Retirement 2020 Fund, Target Retirement 2025 Fund, Target Retirement 2030 Fund, Target Retirement 2035 Fund, Target Retirement 2040 Fund,  Target Retirement 2045 Fund and Target Retirement 2050 Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

Fundamental Growth Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%